BY-LAWS

                                of

                 RESEARCH FRONTIERS INCORPORATED
       (as Amended and Restated through November 5, 2007)


1.   MEETINGS OF STOCKHOLDERS.

     1.1 Annual Meeting. The annual meeting of stockholders shall be held on the second Thursday of June in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").
Notwithstanding anything herein to the contrary, the chairman of the board, or in his absence the president, or in his absence any two vice presidents, may change the date and time of the annual meeting of stockholders to any more convenient date and time.

     1.2 Special Meetings. Special meetings of the stockholders may be called only by resolution of the Board or by the chairman of the board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

     1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board, or by the chairman of the board or president, or the directors or stockholders requesting the meeting.

     1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under
Section 1.5 of these By-Laws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, either in person or by proxy, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

     1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

     1.6 Voting; Proxies. Each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law, the Corporation's certificate of incorporation, or by these By-Laws. Directors shall be elected in the manner provided in Section
2.1 of these By-Laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

     1.7 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held.
The list shall also be available for inspection by stockholders at the time and place of the meeting.

     1.8 Action by Consent Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may only be taken without a meeting, without prior notice and without a vote, if the Continuing Directors authorize such action to be so taken by consent, in which case such consent or consents shall be in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

     1.9 Proposed Business at Stockholder's Meetings. No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), which shall include any stockholder proposals contained in the Corporation's proxy statement made in accordance with Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, or any successor thereto, (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of such meeting, on the date of the giving of the notice provided for in this Section, and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the procedures set forth in these By-Laws. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the scheduled date of the Corporation's annual meeting, or in the case of any other meeting not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of such meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of a meeting other than the Corporation's annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. To be in proper written form, such stockholder's notice shall set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief and complete description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, and business address and residence address of such stockholder,
(iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder, (iv) any other information relating to such person or proposal that is required to be disclosed in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, (v) any other information that is or would be required to be disclosed in a
Schedule 13D promulgated under the Securities Exchange Act of
1934 regardless of whether such person would otherwise be required to file a Schedule 13D, (vi) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and other information with respect to such person or persons similar to that provided by such stockholder) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (vii) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. In addition, a person providing notice under this Section shall supplementally and promptly provide such other information as the Corporation otherwise requests. No business shall be conducted at the meeting of stockholders except business brought before the meeting by a stockholder in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any stockholder of any such business; provided further, however, that if the stockholder bringing such matter before the meeting withdraws such matter, such matter shall no longer be properly before the meeting. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by these By-Laws, and if he should so determine, such business shall not be transacted.

2.   BOARD OF DIRECTORS.

     2.1  Number, Qualification, Election and Term of Directors.
The business of the Corporation shall be managed by the Board, which shall consist of not less than 3 directors. The number of directors may be changed by resolution of a majority of the Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9 and to the Corporation's certificate of incorporation. As used in these By-Laws, the term "entire
Board" means the total number of directors which the Corporation would have if there were no vacancies on the Board.

     2.2 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided in
Section 2.10 of these By-Laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, the Corporation's certificate of incorporation, or these By-Laws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

     2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

     2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these By-Laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     2.5 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the president or by the secretary upon the written request of any two of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

     2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

     2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

     2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the Board, or to the president or secretary of the Corporation, to take effect upon receipt thereof by the Board or such officer, or at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Except as otherwise provided in the Corporation's certificate of incorporation, any or all of the directors may be removed at any time, either with or without cause, by action of the Board or by vote of the stockholders.

     2.9.1 Any director of the Corporation may be removed from being a director of the Corporation for cause if such director commences or threatens to commence a lawsuit or other legal proceeding against the Corporation or against any one or more of the other directors of the Corporation in their capacities as such.

     2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may only be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum. Vacancies occurring by reason of removal of directors without cause shall only be filled by a vote of the shareholders unless otherwise specified in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

     2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

     2.12 Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election at a meeting of stockholders as directors of the Corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth in this Section. In addition to any other applicable requirements, such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the scheduled date of the Corporation's annual meeting, or in the case of any other meeting not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of such meeting;
provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of a meeting other than the Corporation's annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. To be in proper written form, such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) any other information that is or would be required to be disclosed in a
Schedule 13D promulgated under the Securities Exchange Act of
1934 regardless of whether such person would otherwise be required to file a Schedule 13D, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, as such stockholder, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and the person nominated by such stockholder, and any interest by such stockholder in the election of the person nominated by such stockholder, and any relationship between such stockholder and the person so nominated. In addition, a person providing notice under this Section shall supplementally and promptly provide such other information as the Corporation otherwise requests. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.
No person shall be eligible to serve as a director of the Corporation unless nominated by a stockholder in accordance with the procedures set forth in this Section; provided, however, that if the stockholder making such nomination withdraws such nomination, such nomination shall no longer be properly before the meeting.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, the defective nomination shall be disregarded.

3.   COMMITTEES.

     3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, Section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board.

     3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.   OFFICERS.

     4.1 Number; Security. The executive officers of the Corporation shall be the chairman of the board, the president, one or more vice presidents (including one or more executive vice presidents and senior vice presidents, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     4.2 Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of
Section 4.4.

     4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the president.

     4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these By-Laws for election or appointment to the office.

     4.6 Chairman of the Board. The chairman of the board shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to him.

     4.7 The President. The president shall, in the absence of a chairman of the board be the chief executive officer of the Corporation and shall preside at all meetings of the Board and of the stockholders and shall be the chief operating officer of the Corporation. Subject to the control of the Board and the chairman of the board, he shall have general supervision over the business of the Corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

     4.8 Vice President. Each vice president (including one or more executive vice presidents and senior vice presidents, if the Board so determines) shall have such powers and duties as the Board or the president assigns to him or her.

     4.9 The Treasurer. The treasurer shall be the chief financial and accounting officer of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.

     4.10 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

     4.11 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the president to fix the salary of any other officer.
5.   SHARES.

     5.1 Certificates. The Corporation's shares shall be represented by certificates in the form approved by the Board or as uncertificated shares for registration in book entry form. If in certificate form, each certificate shall be signed by either the chairman of the board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     5.2 Transfers. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed, or by appropriate book entry. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

     5.3  Determination of Stockholders of Record.   In order that
the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 1.8. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

6.   MISCELLANEOUS.

     6.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

     6.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

     6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

     6.4 Amendments. By-Laws may be amended, repealed or adopted by a majority of the Continuing Directors present at a meeting in which a quorum of Continuing Directors is present, or by the holders of at least 80% of the issued and outstanding shares of the Corporation entitled to vote, but any By-Law adopted by the Board may be amended or repealed by the holders of at least 80% of the issued and outstanding shares of the Corporation entitled to vote. As used in these By-Laws, the term "Continuing Director" means any member of the Board who is unaffiliated with, and not a nominee or representative of, an "Interested Stockholder" (as that term is defined under Section 203 of the Delaware General Corporation Law, or any successor statute, and in the Corporation's certificate of incorporation, but excluding any current executive officer of the Corporation, or his or her estate) and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee or representative of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then in office. If no Interested Stockholder exists, a Continuing Director shall mean any member of the Board of Directors of the Corporation who was a member of the Board prior to the time that any determination or approval of a Continuing Director, as such, is required or permitted by this Certificate of Incorporation, or any member who is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board.